SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                                December 5, 2002

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)

         Delaware                    000-24757                 88-0378451
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(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                2070 Route 52, Hopewell Junction, New York 12533
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               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

          eMagin Corporation ("eMagin" or the "Company"), Triton West Group, Inc. ("Triton") and Northwind Associates, Inc. ("Northwind") entered into a Release Agreement (the "Agreement") dated December 5, 2002. The Agreement, among other things, terminates the Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") dated March 4, 2002 by and between eMagin and Northwind. The warrant issued pursuant the Common Stock Purchase Agreement will remain outstanding. As part of the termination, eMagin will not be required to utilize the minimum draw down commitment amount of $250,000 under the Common Stock Purchase Agreement. In addition, under the Agreement, Triton agrees to release certain claims it had asserted against, and which were disputed by, eMagin for anti-dilution protection pursuant to the Securities Purchase Agreement entered into as of February 27, 2002 by and among eMagin, Triton and certain other investors. As part of the Agreement, eMagin agreed to issue to Triton 500,000 shares of its common stock, pay Northwind the sum of $25,000 upon the completion of a financing with gross proceeds to eMagin of $500,000 subject to certain additional adjustments, and file a registration statement with the SEC covering the resale of all shares of common stock owned by Triton and Northwind within forty-five calendar days from the completion of a financing with gross proceeds of at least $7,000,000 and under certain additional circumstances. Further, Triton and Northwind on the one hand and eMagin on the other hand provided a complete mutual release from all claims.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMAGIN CORPORATION


                                        By: /s/ Gary W. Jones
                                           -------------------------------------
                                           Name:  Gary W. Jones
                                           Title: President and Chief Executive
                                                  Officer

Dated: December 5, 2002